Exhibit 99.1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: March 26, 2020

FIRST EAGLE HOLDINGS, INC.

By:	/s/ David O’Connor
Name:	David O’Connor
Title:	General Counsel

FIRST EAGLE INVESTMENT MANAGEMENT, LLC

By:	First Eagle Holdings, Inc.
Its:	Managing Member

By:	/s/ David O’Connor
Name:	David O’Connor
Title:	General Counsel

FIRST EAGLE ALTERNATIVE CREDIT, LLC

By:	First Eagle Investment Management, LLC.
Its:	Managing Member

By:	/s/ David O’Connor
Name:	David O’Connor
Title:	General Counsel

/s/ William Montgomery Cook
WILLIAM MONTGOMERY COOK

/s/ Steven Krull
STEVEN KRULL

/s/ Robert Hickey
ROBERT HICKEY

/s/ Michael Herzig
MICHAEL HERZIG

/s/ Christopher J. Flynn
CHRISTOPHER J. FLYNN

/s/ Terrence Olson
TERRENCE OLSON

/s/ James Fellows
JAMES FELLOWS

/s/ Sabrina Rusnak-Carlson
SABRINA RUSNAK-CARLSON

/s/ Mehdi Mahmud
MEHDI MAHMUD